Exhibit 24

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS that each of the undersigned Directors of Alcoa Inc. (the “Company”) hereby constitutes and appoints CHARLES D. MCLANE, JR., JOSEPH R. LUCOT, CYNTHIA E. HOLLOWAY and DONNA C. DABNEY, or any of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution for him or her and in his or her name, place and stead, in any and all capacities, to do any and all acts and things and to execute any and all instruments which said attorneys-in-fact and agents, or any of them, may deem necessary or appropriate or which may be required to enable the Company to comply with the Securities Act of 1933, as amended (the “1933 Act”), and any rules, regulations or requirements of the Securities and Exchange Commission (the “Commission”) in respect thereof, in connection with this Registration Statement (covering the registration of shares of the Company’s Common Stock, par value $1.00, to be issued in an exchange offer for all outstanding shares of Common Stock, no par value, of Alcan Inc.), including specifically, but without limiting the generality of the foregoing, power and authority to sign the name of each of the undersigned in the capacity of Director of the Company to this Registration Statement and all pre-effective amendments, post-effective amendments and supplements to this Registration Statement, any subsequent Registration Statement for the same offering which may be filed under Rule 462(b) of the Securities Act and to any instruments or documents filed as part of or in connection with any such Registration Statement or any such amendments or supplements thereto, and to file the same with all exhibits thereto and other documents in connection therewith, granting unto each of said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary or appropriate to be done, as fully to all intents and purposes as the undersigned might or could do in person, and each of the undersigned hereby ratifies and confirms all that said attorneys-in-fact and agents, or any of them, shall lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, each of the undersigned has subscribed these presents this 19th day of April, 2007.

/s/ ALAIN J. BELDA	/s/ KLAUS KLEINFELD
Alain J. Belda	Klaus Kleinfeld
/s/ KATHRYN S. FULLER	/s/ JAMES W. OWENS
Kathryn S. Fuller	James W. Owens
/s/ CARLOS GHOSN	/s/ HENRY B. SCHACHT
Carlos Ghosn	Henry B. Schacht
/s/ JOSEPH T. GORMAN
Joseph T. Gorman	Ratan N. Tata
/s/ JUDITH M. GUERON	/s/ FRANKLIN A. THOMAS
Judith M. Gueron	Franklin A. Thomas
/s/ ERNESTO ZEDILLO
Ernesto Zedillo